UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 1, 2025
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

DELEK US HOLDINGS, INC.			DELEK LOGISTICS PARTNERS, LP

Delaware	001-38142	35-2581557	Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500			Brentwood	Tennessee	37027
(Address of Principal Executive)					(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Delek US Holdings, Inc. (the “Company”) and Delek Logistics Partners, LP (the “Partnership”) announced that Robert Wright, the Senior Vice President, Deputy Chief Financial Officer, and Chief Accounting Officer of the Company and the Partnership, will serve in addition as Executive Vice President and Chief Financial Officer of the Partnership, effective April 1, 2025. Mr. Wright will continue to serve in his current role at the Company until November 15, 2025, at which time Mr. Wright will also be promoted to Executive Vice President of the Company. Mark Hobbs will continue to serve as the Company’s Chief Financial Officer.

Mr. Wright, age 41, has served in his current role since February 2024, after serving as Vice President and Corporate Controller since October 2020. Prior to joining the Company and the Partnership, Mr. Wright served as the director of finance, corporate governance and reporting, for CVR Energy, Inc. and its subsidiary CVR Partners LP from September 2018 until October 2020. Mr. Wright also served as an external audit senior manager for PricewaterhouseCoopers ("PwC") in the United States, Australia and Canada for over 12 years, where he conducted audit and consulting services for PwC. Mr. Wright holds a Bachelor of Commerce degree from the University of Alberta and a Master of Business Administration degree from Florida International University, and he has qualified as a Certified Public Accountant in Texas and Virginia since March 2013 and a member with distinction of the Canadian Institute of Chartered Accountants since December 2007.

In connection with Mr. Wright’s appointment as Executive Vice President and Chief Financial Officer of the Partnership, Mr. Wright will receive a base salary of $450,000 which will increase to $500,000 effective November 15, 2025. Mr. Wright will have an annual target bonus opportunity at 60% of base compensation which will increase to 75% of base compensation effective November 15, 2025. Effective November 15, 2025, Mr. Wright will be entitled to an annual long term incentive award valued at $500,000. In the event Mr. Wright’s promotion to Executive Vice President at the Company does not occur by November 15, 2025, then Mr. Wright will be entitled to receive severance provided upon a change in control to EVP’s should he resign by March 31, 2026.

There are no transactions between Mr. Wright and the Company or the Partnership that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2025	DELEK US HOLDINGS, INC.

/s/ Mark Hobbs
Name: Mark Hobbs
Title: Executive Vice President and Chief Financial Officer

Dated: April 4, 2025	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Robert Wright
Name: Robert Wright
Title: Executive Vice President and Chief Financial Officer